Exhibit 10.25

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made as of the 24th day of August, 2005, by and between HYATT DEVELOPMENT CORPORATION, a Delaware corporation, having as its office address c/o Hyatt Hotels Corporation, 71 South Wacker Drive, Chicago, Illinois 60606. (“Assignor”), and Sunstone Century Star, LLC, a Delaware limited liability company, having as its office address c/o Sunstone Hotel Investors Inc., 903 Calle Amanecer, Suite 100, San Clemente, California 92673 (“Assignee”).

WITNESSETH:

WHEREAS, Assignor and Pivotal Century Plaza Hotel, L.L.C., a Delaware limited liability company (“Pivotal”), have entered into that certain Purchase and Sale Agreement dated as of the date hereof (the “Agreement”), pursuant to which Assignor agreed to purchase, and Pivotal agreed to sell, a certain hotel facility commonly know as The Century Plaza Hotel & Spa, Los Angeles, California, as more particularly described in the Agreement (the “Hotel”);

WHEREAS, Assignor desires to assign, transfer and conveys to Assignee, and Assignee desires to accept from Assignor, all of Assignor’s rights, title and interest in, to and under the Agreement;

WHEREAS, Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s obligations and liabilities in and under the Agreement; and

WHEREAS, the parties hereto desires that Assignor or an Affiliate thereof shall be engaged by Assignee to manage the Hotel upon the consummation of the transactions contemplated by the Agreement, and this Assignment and Assignee desires to satisfy the conditions set forth in Section 20(l)(B)(i) and (ii) of the Agreement for the benefit of Pivotal;

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Effective as of the date hereof, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title and interest in, to and under the Agreement and Assignor’s obligations and liabilities in and under the Agreement.

2. Effective as of the date hereof, Assignee, for itself and its successors and assigns, hereby accepts the assignment of the Assignor’s rights, title and interest in, to and under the Agreement and hereby assumes Assignor’s obligations and liabilities in and under the Agreement and agrees to observe and perform all the terms, covenants and conditions thereof to be observed or performed by Assignor thereunder including, without limitation, depositing the Deposit (as defined in the Agreement) in accordance with Section 3(a) of the Agreement.

3. Assignee hereby agrees to indemnify, defend, protect and hold Assignor harmless of and from any and all claims, loss, liabilities, obligations, costs and expenses of any nature whatsoever,

including, without limitation, attorneys’ fees, arising pursuant to the terms, covenants and conditions of the Agreement, and any and all liabilities and obligations which accrue under the Agreement.

4. Assignee ratifies all of the representations, warranties and covenants made by the Purchaser in the Agreement, as if such representations, warranties and covenants were originally made by Assignee, except that the representation and warranty made by Assignor in Section 13(a) is incorrect in that Assignee is a limited liability company duly organized and validly existing in the State of Delaware.

5. This Assignment shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns. In addition to the foregoing, Assignee acknowledges, on its own behalf and on behalf of its successors and assigns, that the provisions hereof inure to the benefit of, Pivotal and its respective successors and assigns.

6. This Assignment shall be governed by the laws of the State of California.

7. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year above first written.

Assignor:

HYATT DEVELOPMENT CORPORATION a Delaware corporation

By:	/s/ Habib M. Enayetullah
	Name:	Habib M. Enayetullah
	Title:	Vice-President

Assignee:

SUNSTONE CENTURY STAR, LLC, a Delaware limited liability company

By:	/s/ Robert A. Alter
Name:
Title: